UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Blockchain Holdings Capital Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Lenox Road NE, 21st Floor, Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-682-2428

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2019, Blockchain Holdings Company Capital Ventures, Inc. (the “Company”) entered into a Convertible Note in which it accepted a loan of $75,000 from JMA Enterprises (the “JMA Note”). The JMA Note is due and payable within 1 year (the “JMA Maturity Date”) unless otherwise converted and shall bear interest at a rate of 10% per annum and such interest is due on the JMA Maturity Date or the date of the conversion. The JMA Note will be automatically converted upon the closing by the Company of a private equity offering in the amount of $1,000,000 or greater (the “Offering”). The conversion price per share of the JMA Note shall be equal to 70% of the price per share of the Offering.

On May 13, 2019, the Company entered into a Convertible Note in which it accepted a loan of $25,000 from FNFC Profit Sharing Plan & Trust (the “FNFC Note”). The FNFC Note is due and payable within 1 year (the “FNFC Maturity Date”) unless otherwise converted and shall bear interest at a rate of 10% per annum and such interest is due on the FNFC Maturity Date or the date of the conversion. The FNFC Note will be automatically converted upon the closing by the Company of the Offering. The conversion price per share of the Note shall be equal to 70% of the price per share of the Offering.

Item 9.01 Financial Statement and Exhibits.

Exhibit 10.1- Convertible Note payable to JMA Enterprises dated May 10, 2019

Exhibit 10.2- Convertible Note payable to FNFC Profit Sharing Plan & Trust dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date: May 17, 2019	By:	/s/ Delray Wannemacher
Delray Wannemacher, CEO